IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY

IN RE MAXXAM INC./FEDERATED   )
DEVELOPMENT SHAREHOLDERS      )            CONSOLIDATED
LITIGATION                    )  Civil Action Nos. 12111 & 12353
                              )
NL INDUSTRIES, INC., et al.,  )
                              )
               Plaintiffs,    )
     V.                       )
                              )
MAXXAM INC., et al.,          )
                              )
               Defendants.    )


                                     ORDER
                                     -----


     AND NOW, this 8th day of December, 1997, the defendants having moved for the dismissal of NL Industries, Inc. and Harold C. Simmons, in his capacity as Trustee of the Combined Master Retirement Trust (the "NL Plaintiffs") as plaintiffs in this consolidated civil action and it appearing to the Court that the NL Plaintiffs no longer have standing to prosecute claims on behalf of the nominal defendants MAXXAM Inc. ("MAXXAM") and MCO Properties, Inc. ("MCO") by virtue of the NL Plaintiffs having sold to MAXXAM all shares of the common stock (the "Stock") of MAXXAM previously owned by them; and it further appearing that notice of the defendants' motion to dismiss has been given to the shareholders of MAXXAM,

     NOW, THEREFORE, IT IS HEREBY ORDERED THAT:

     1. The NL Plaintiffs are hereby dismissed, with prejudice as to said plaintiffs only, on the grounds that they no longer have standing to prosecute claims on behalf of nominal defendants MAXXAM and MCO.

     2. The Court finds no compensation in any form has passed directly or indirectly from any of the defendants to the NL Plaintiffs in exchange for the compromise or dismissal of any of the claims that are the subject of this consolidated civil action, and the sale by the NL Plaintiffs of the Stock to MAXXAM does not constitute receipt of any direct or indirect compensation to the NL Plaintiffs for the compromise or dismissal of any such claims.

     3. This order is without prejudice to any application by counsel for the NL Plaintiffs for fees and expenses incurred in connection with this consolidated civil action.




                                /s/ Jack B. Jacobs
                                --------------------------------
                                Vice Chancellor